                                                             Exhibit (d)(1)(b)

                                AMENDED EXHIBIT A
                        NATIONWIDE SEPARATE ACCOUNT TRUST
                          Investment Advisory Agreement
                             (Effective May 1, 2001)


Funds of the Trust                                            Advisory Fees
------------------                                            -------------

Total Return Fund                                      0.60% on assets up to $1 billion
                                                       0.575% on assets of $1 billion and more but less
                                                              than $2 billion
                                                       0.55% on assets of $2 billion and more but less
                                                              than $5 billion
                                                       0.50% for assets of $5 billion and more

Capital Appreciation Fund                              0.60% on assets up to $1 billion
                                                       0.575% on assets of $1 billion and more but less
                                                              than $2 billion
                                                       0.55% on assets of $2 billion and more but less
                                                              than $5 billion
                                                       0.50% for assets of $5 billion and more

Government Bond Fund                                   0.50% on assets up to $1 billion
                                                       0.475% on assets of $1 billion and more but less
                                                              than $2 billion
                                                       0.45% on assets of $2 billion and more but less
                                                              than $5 billion
                                                       0.40% for assets of $5 billion and more

Money Market Fund                                      0.40% on assets up to $1 billion
                                                       0.38% on assets of $1 billion and more but less
                                                              than $2 billion
                                                       0.36% on assets of $2 billion and more but less
                                                              than $5 billion
                                                       0.34% for assets of $5 billion and more

J.P. Morgan NSAT Balanced Fund                         0.75% on assets up to $100 million
  (formerly the "Nationwide Balanced Fund")            0.70% for assets of $100 million and more

Federated NSAT Equity Income Fund                      0.80% on assets up to $50 million
  (formerly the "Nationwide Equity Income Fund")       0.65% for assets of $50 million and more but less
                                                              than $250 million
                                                       0.60% on assets of $250 million and more but less
                                                              than $500 million
                                                       0.55% for assets of $500 million and more

Nationwide Global 50 Fund                              1.00% on assets up to $50 million
(formerly the "Nationwide Global Equity Fund")         0.95% for assets of $50 million and more

Federated NSAT High Income Bond Fund                   0.80% on assets up to $50 million
  (formerly the "Nationwide High Income Bond Fund")    0.65% for assets of $50 million and more but less
                                                              than $250 million
                                                       0.60% on assets of $250 million and more but less
                                                              than $500 million
                                                       0.55% for assets of $500 million and more

                                AMENDED EXHIBIT A
                        NATIONWIDE SEPARATE ACCOUNT TRUST
                          Investment Advisory Agreement
                                    Page Two

                             (Effective May 1, 2001)

Funds of the Trust                                            Advisory Fees
------------------                                            -------------

MAS NSAT Multi Sector Bond Fund                        0.75% on assets up to $200 million
  (formerly the "Nationwide Multi Sector Bond Fund")   0.70% for assets of $200 million and more

Dreyfus NSAT Mid Cap Index Fund                        0.50% on assets up to $250 million
  (formerly the "Nationwide Mid Cap Index Fund"        0.49% for assets of $250 million and more but less
   and the "Nationwide Select Advisers                         than $500 million
   Mid Cap Fund)                                       0.48% on assets of $500 million and more but less
                                                              than $750 million
                                                       0.47% on assets of $750 million and more but less
                                                              than $1 billion
                                                       0.45% for assets of $1 billion and more

Nationwide Small Cap Growth Fund                       1.10% of the Fund's average daily net assets
   (formerly the "Nationwide Select Advisers
   Small Cap Growth Fund")

Nationwide Small Cap Value Fund                        0.90% on assets up to $200 million
                                                       0.85% for assets of $200 million and more

Strong NSAT Mid Cap Growth Fund                        0.90% on assets up to $500 million
  (formerly the "Nationwide Strategic Growth Fund")    0.85% for assets of $500 million and more

Nationwide Strategic Value Fund                        0.90% of the Fund's average daily net assets

Nationwide Income Fund                                 0.45% of the Fund's average daily net assets

Nationwide Small Company Fund                          0.93% of the Fund's average daily net assets

Gartmore NSAT Millennium Growth Fund                   1.03% on assets up to $250 million
                                                       1.00% on assets of $250 million and more but less
                                                              than $1 billion
                                                       0.97% on assets of $1 billion and more but less
                                                              than $2 billion
                                                       0.94% on assets of $2 billion and more but less
                                                              than $5 billion
                                                       0.91% for assets of $5 billion and more

Gartmore NSAT Global Technology and                    0.98% of the Fund's average daily net assets
       Communications Fund

Gartmore NSAT Global Health Sciences Fund              1.00% of the Fund's average daily net assets
   (formerly "Nationwide Global Life Sciences Fund II")

Turner NSAT Growth Focus Fund(1)                       0.90% on assets up to $500 million
  (formerly the "Nationwide Growth Focus Fund II")     0.80% on the next $1.5 billion in assets
                                                       0.75% on assets of $2 billion and more

(1) Performance Fee for the Turner NSAT Growth Focus Fund

This base advisory fee listed above is adjusted each quarter, beginning one year after commencement of operations, depending on the Fund's investment performance for the 36 months* preceding the end of that month, relative to the investment performance of the Fund's benchmark, the Russell 1000 Growth Index. The base fee is either increased or decreased by the following amounts at each breakpoint, based on whether the Fund has out- or under-performed the Russell 1000 Growth Index by more or less than 1200 basis points over the preceding rolling 36 month period:

For assets up to $500 million              +/- 22 basis points
Next $1.5 billion in assets                +/- 18 basis points
Assets of $2 billion and more              +/- 16 basis points

The investment performance of the Turner NSAT Growth Focus Fund will be the sum of: (1) the change in the Fund's value during such period; (2) the value of the Fund's cash distributions (from net income and realized net gains) having a record date during such calculation period; and (3) the value of any capital gains taxes paid or accrued during such calculation period for undistributed realized long-term capital gains from the Fund. For this purpose, the value of distributions per share of realized capital gains, of dividends per share paid from investment income and of capital gains taxes per share reinvested in the Fund at the Fund's value in effect at the close of business on the record date for the payment of such distributions and dividends and the date on which provision is made for such taxes, after giving effect to such distribution, dividends and taxes.

Russell 1000 Growth Index Performance:

The performance of the Russell 1000 Growth Index for a calculation period, expressed as a percentage of the Russell 1000 Growth Index, at the beginning of such period will be the sum of: (1) the change in the level of the Russell 1000 Growth Index during such period; and (2) the value, as calculated consistent with the Russell 1000 Growth Index, of cash distributions having an ex-dividend date during such period made by those companies whose securities comprise the Russell 1000 Growth Index. For this purpose, cash distributions on the securities that comprise the Russell 1000 Growth Index will be treated as if they were reinvested in the Russell 1000 Growth Index at least as frequently as the end of each calendar quarter following payment of the dividend.

* After the first twelve months of operations of the Fund, the performance fee will be phased in on a progressive basis over the next 24 months. The performance fee will be calculated on a progressive basis by multiplying the applicable fee by a fraction, the numerator of which is the number of months since commencement of operations and the denominator of which is 36 (the total phase in period). Beginning thirty six months after commencement of operations, the performance fee will be applied completely.

                                          ADVISER
                                          VILLANOVA MUTUAL FUND CAPITAL TRUST


                                          By:
                                             -----------------------------------
                                          Name:
                                          Title:


                                          TRUST
                                          NATIONWIDE SEPARATE ACCOUNT TRUST


                                          By:
                                             -----------------------------------
                                          Name:
                                          Title: